Exhibit 99.1

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Consolidated Balance Sheets

(unaudited)

	December 31,
(in thousands, except per share amounts)	2014	2013
Assets
Current assets
Cash and cash equivalents	$36,449	$26,362
Investments	64,899	86,166
Accounts receivable	3,406	2,746
Inventory, net	11,335	10,050
Prepaid expenses and other current assets	1,671	1,135
Total current assets	117,760	126,459
Property and equipment, net	6,601	9,236
Other long-term assets	162	490
Total assets	$124,523	$136,185
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,608	$1,717
Accrued expenses	11,441	7,905
Deferred service revenue, current	6,121	4,046
Deferred contractual revenue, current	6,785	6,785
Other liabilities, current	1,534	2,102
Total current liabilities	31,489	22,555
Deferred service revenue, non-current	1,129	518
Deferred contractual revenue, non-current	19,735	26,519
Other liabilities, non-current	2,153	3,517
Notes payable	14,124	13,347
Financing derivative	944	549
Total liabilities	69,574	67,005

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $0.001 par value:
Authorized 50,000 shares; No shares issued or outstanding	—	—
Common Stock, $0.001 par value:
Authorized 1,000,000 shares; Issued and outstanding 73,927 and 66,275 shares at December 31, 2014 and 2013, respectively	74	66
Additional paid-in-capital	736,339	684,413
Accumulated other comprehensive income	9	14
Accumulated deficit	(681,473)	(615,313)
Total stockholders’ equity	54,949	69,180
Total liabilities and stockholders’ equity	$124,523	$136,185

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Years ended December 31,
(in thousands, except per share amounts)	2014	2013	2012
Revenue:
Product revenue	$35,299	$20,039	$20,089
Service and other revenue	8,511	6,446	5,894
Contractual revenue	16,784	1,696	—
Total revenue	60,594	28,181	25,983
Cost of Revenue:
Cost of product revenue	29,626	15,706	18,796
Cost of service and other revenue	7,566	6,056	6,247
Total cost of revenue	37,192	21,762	25,043
Gross profit	23,402	6,419	940
Operating Expense:
Research and development	48,230	45,217	47,623
Sales, general and administrative	38,026	38,745	47,655
Total operating expense	86,256	83,962	95,278
Operating loss	(62,854)	(77,543)	(94,338)
Interest expense	(2,828)	(2,478)	(274)
Other income (expense), net	(478)	728	147
Net loss	(66,160)	(79,293)	(94,465)
Other comprehensive loss:
Unrealized loss on investments	(5)	(16)	(27)
Comprehensive loss	$(66,165)	$(79,309)	$(94,492)
Net loss per share:
Basic and diluted net loss per share	$(0.94)	$(1.26)	$(1.69)
Shares used in computing basic and diluted net loss per share	70,475	62,784	55,733

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Consolidated Statements of Cash Flows

(unaudited)

	Years Ended December 31,
(in thousands)	2014	2013	2012
Cash flows from operating activities
Net loss	$(66,160)	$(79,293)	$(94,465)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,221	5,648	6,649
Amortization of debt discount and financing costs	793	595	—
Stock-based compensation	9,943	9,905	9,705
Other items	507	(352)	1,295
Changes in assets and liabilities
Accounts receivable	(660)	76	1,735
Inventory	(1,285)	(60)	4,761
Prepaid expenses and other assets	(224)	840	50
Accounts payable	3,891	(1,271)	(1,754)
Accrued expenses	3,536	1,327	(1,333)
Deferred service revenue	2,686	386	(1,674)
Deferred contractual revenue	(6,784)	33,304	—
Other liabilities	(1,932)	(938)	(1,791)
Net cash used in operating activities	(51,468)	(29,833)	(76,822)
Cash flows from investing activities
Purchase of property and equipment	(1,609)	(909)	(1,703)
Purchase of investments	(126,413)	(201,547)	(87,889)
Sales of investments	—	100	7,896
Maturities of investments	147,586	169,239	143,488
Net cash provided by (used in) investing activities	19,564	(33,117)	61,792
Cash flows from financing activities
Proceeds from issuance of common stock from equity plans	3,968	3,079	2,705
Proceeds from issuance of common stock from at-the-market equity offering, net of issuance costs	38,023	19,927	—
Proceeds from issuance of debt agreement, net of issuance costs	—	19,766	—
Net cash provided by financing activities	41,991	42,772	2,705
Net increase (decrease) in cash and cash equivalents	10,087	(20,178)	(12,325)
Cash and cash equivalents at beginning of period	26,362	46,540	58,865
Cash and cash equivalents at end of period	$36,449	$26,362	$46,540

Supplemental disclosure of cash flow information
Interest paid	$1,342	$1,165	$—

Supplemental disclosure of non-cash investing and financing activities
Inventory transferred to (from) property and equipment for internal use	—	(558)	1,164